Exhibit 5.1

July 27, 2006	Mayer, Brown, Rowe & Maw LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730 Main Tel (713) 238-3000 Main Fax (713) 238-4888 www.mayerbrownrowe.com
Alamo Group Inc.
1502 E. Walnut
Seguin, Texas 78155
Re:      Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Alamo Group Inc., a Delaware corporation (the “Issuer”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
     The Registration Statement relates to the proposed offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each a “Prospectus Supplement”) of up to 2,300,000 shares of common stock, par value $.10 per share (“Common Stock”), on terms to be determined at the time of the applicable offering.
     As special counsel to the Issuer, we have examined, reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Issuer, as amended to date; (ii) the By-Laws of the Issuer, as amended to date; (iii) the Registration Statement; (iv) the Prospectus; (v) resolutions of the Board of Directors of the Issuer relating to the Registration Statement; and (vi) such other documents, faxes, certificates, instruments and records as we have deemed necessary, desirable or relevant for purposes hereof. We have also examined, reviewed and relied upon certificates of officers of the Issuer and faxes and certificates of public officials, as to certain matters of fact relating to this opinion, and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.
     In our examinations and investigations, we have assumed: (i) the genuineness of all signatures on, and the authenticity of, all of the foregoing documents, faxes, certificates, instruments and records (collectively, the “Documents”) submitted to us as originals and the conformity to the original documents, faxes, certificates, instruments and records of all such Documents submitted to us as copies; (ii) the truthfulness of all statements of fact set forth in such Documents; (iii) the due authorization, execution and delivery by the parties thereto, other than the Issuer, of all Documents examined by us; and (iv) that, to the extent such Documents
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Alamo Group Inc.
July 27, 2006

purport to constitute agreements of parties other than the Issuer, such Documents constitute valid, binding and enforceable obligations of such other parties.
     In addition, and for purposes of our opinion, we have assumed that (i) the Registration Statement and any post-effective amendments will have been declared effective by the Commission and will be effective on the date of issuance of the Common Stock offered thereby; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby; (iii) the Common Stock will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement (including without limitation that all Common Stock will have been issued and sold only by and through underwriters in firm commitment underwritings); (iv) the Board of Directors of the Issuer or a duly authorized committee of the Issuer has taken all necessary corporate action to establish the terms of the offering and to approve the issuance of the Common Stock and related matters; and (v) certificates evidencing shares of the Common Stock will have been duly executed and delivered in the manner and for the consideration (not less than the par value of the Common Stock) set forth in the applicable Prospectus Supplement, in substantially the form reviewed by us, and that the rights and privileges of the Common Stock will have been established so as not to violate, conflict with or constitute a default under (a) any agreement or instrument to which the Issuer or its property is subject, (b) any law, rule, or regulation to which the Issuer or its property is subject, (c) any judicial or administrative order or decree of any governmental authority or any judicial or administrative order or decree of any governmental authority to which the Issuer or its property is subject, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority to which the Issuer or its property is subject.
     Based on the foregoing and subject to the limitations, conditions and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     When sold pursuant to the terms of any applicable definitive underwriting or similar agreement approved by the Issuer, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are “experts” within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit, or otherwise.
     The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is based on and is limited to the General Corporation Law of the

Alamo Group Inc.
July 27, 2006

State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the relevant Federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.
     It is understood that this opinion is to be used only in connection with the offer and sale by the Issuer of Common Stock while the Registration Statement and the Prospectus are in effect. Other than as expressly stated above, we express no opinion on any issue relating to the Issuer or to any investment therein. We undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.
Sincerely,
Mayer, Brown, Rowe & Maw LLP